Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

To the Shareholders and Board of Directors

Select Bancorp, Inc.

Greenville, North Carolina

We consent to the use of our report dated February 25, 2014, with respect to the consolidated financial statements of Select Bancorp, Inc. and subsidiary as of and for the years ended December 31, 2013 and 2012, and to the reference to our firm under the caption “Experts” in the registration statement.

/s/ Dixon Hughes Goodman LLP

Greenville, North Carolina

April 16, 2014